                                                                    Exhibit 99.1

                              W. P. CAREY & CO. LLC


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of W. P. Carey & Co. LLC ("the Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey and Gordon F. DuGan, Acting Co-Chief Executive Officers of the Company, certify to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/     William Polk Carey               /s/   Gordon F. DuGan
        ---------------------------            --------------------------
        William Polk Carey                     Gordon F. DuGan
        Co-Chief Executive Officer             Acting Co-Chief Executive Officer
        8/13/02                                8/13/02
        ---------------------------            --------------------------
        Date                                   Date